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Exhibit 99.1

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Financial Statements

December 31, 2003

Report of Independent Registered Public Accounting Firm	F-2
Combined Balance Sheets	F-3
Combined Statements of Income	F-4
Combined Statements of Owners' Investment	F-5
Combined Statements of Cash Flows	F-6
Notes to Combined Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Partners and Stockholders

        Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd., Wynn-Crosby 2002, Ltd., Wildcard Oil and Gas Company and Wynn-Crosby Energy, Inc.:

        We have audited the accompanying combined balance sheets of Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd., Wynn-Crosby 2002, Ltd., certain oil and gas properties of Wildcard Oil and Gas Company and certain non-revenue producing assets of Wynn-Crosby Energy, Inc. (collectively "Wynn-Crosby") as of December 31, 2003 and 2002, and the related combined statements of income, owners' investment and cash flows for each of the years in the three year period ended December 31, 2003. These combined financial statements are the responsibility of Wynn-Crosby's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Wynn-Crosby at December 31, 2003 and 2002, and the results of their combined operations and their combined cash flows for each of the years in the three year period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 6 to the combined financial statements, Wynn-Crosby changed their method of accounting for asset retirement obligations as of January 1, 2003. Also, as discussed in Note 2 to the combined financial statements, Wynn-Crosby changed their method of accounting for derivative instruments and hedging activities as of January 1, 2001.

                      KPMG LLP

Dallas, Texas
October 15, 2004

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Balance Sheets

	December 31, 2003	December 31, 2002
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$5,357	$5,093
Accounts receivable (Note 3)	14,124	18,958
Prepaid expenses and other assets	1,027	970
Current assets of discontinued operations	—	1,567

Total current assets	20,508	26,588

Property, plant and equipment, at cost:
Oil and gas properties, full cost accounting (Notes 2 and 6):
Proved properties	222,727	194,646
Unproved properties and properties under development, not being amortized	1,695	1,543
Furniture, fixtures and equipment	271	157

	224,693	196,346
Accumulated depreciation and depletion	(88,278)	(81,297)

Net property, plant and equipment	136,415	115,049

Non-current assets of discontinued operations	—	22,647
Investment in non-affiliates	672	683
Other assets, net (Note 4)	283	539

	$157,878	$165,506

Liabilities and owners' investment
Current liabilities:
Accounts payable and accrued liabilities (Note 5)	$15,836	$15,805
Commodity derivatives	3,084	1,628
Interest rate derivatives	—	274
Current liabilities of discontinued operations	—	2,086

Total current liabilities	18,920	19,793

Commodity derivatives	921	—
Asset retirement obligation (Note 6)	8,771	—
Long-term debt (Note 7)	33,130	46,160
Non-current liabilities of discontinued operations	—	12,558
Owners' investment	96,136	86,995
Commitments and contingencies (Note 11)	—	—

	$157,878	$165,506

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Income

	Year ended December 31,
	2003	2002	2001
	(In thousands)
Operating revenues
Oil sales	$20,928	$18,149	$16,579
Gas sales	71,502	33,325	43,939
Other	46	1	39

Total operating revenues	92,476	51,475	60,557

Operating costs and expenses
Production expenses	22,764	16,730	18,079
Depreciation, depletion and amortization	11,508	10,536	12,092
Accretion expense	604	—	—
Write-down of oil and gas properties	—	—	1,862
General and administrative expenses	3,697	2,723	2,269
Other	301	402	242

Total operating costs and expenses	38,874	30,391	34,544

Other income (expense)
Commodity derivatives, realized	(4,530)	886	4,687
Commodity derivatives, unrealized	(2,377)	(1,628)	7,059
Equity in income of non-affiliates	228	129	—
Gain (loss) on sale of assets	63	—	(15)
Investment income	58	85	228
Interest expense and related costs (Note 8)	(2,338)	(2,594)	(2,854)
Other	—	(75)	(56)

Total other (expense) income	(8,896)	(3,197)	9,049

Income from continuing operations before cumulative effects and discontinued operations	44,706	17,887	35,062
Income (loss) from discontinued operations including 2003 gain on sale of membership interest	8,897	(36)	213

Income from operations before cumulative effects	53,603	17,851	35,275
Cumulative effect of adoption of SFAS No. 133	—	—	(7,059)
Cumulative effect of adoption of SFAS No. 143	2,157	—	—

Net income	$55,760	$17,851	$28,216

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Owners' Investment

	Owners' Investment	Accumulated Other Comprehensive Income (Loss)	Total Owners' Investment
	(In thousands)
December 31, 2000	$64,027	$—	$64,027
Contributions	30,125	—	30,125
Distributions	(33,904)	—	(33,904)
Other	(308)	—	(308)
Comprehensive income (expense):
Gains or losses reclassified to earnings related to interest rate swap	—	144	144
Adjustment in fair value of estimated cash flows related to interest rate swap	—	(615)	(615)
Net income	28,216	—	28,216

Total comprehensive income (loss)	28,216	(471)	27,745

December 31, 2001	88,156	(471)	87,685
Contributions	1,200	—	1,200
Distributions	(19,548)	—	(19,548)
Other	(390)	—	(390)
Comprehensive income (expense):
Gains or losses reclassified to earnings related to interest rate swap	—	471	471
Adjustment in fair value of estimated cash flows related to interest rate swap	—	(274)	(274)
Net income	17,851	—	17,851

Total comprehensive income	17,851	197	18,048

December 31, 2002	87,269	(274)	86,995
Contributions	5,000	—	5,000
Distributions	(52,361)	—	(52,361)
State income taxes paid in lieu of distributions	(81)	—	(81)
Other	549	—	549
Comprehensive income:
Gains or losses reclassified to earnings related to interest rate swap	—	274	274
Net income	55,760	—	55,760

Total comprehensive income	55,760	274	56,034

December 31, 2003	$96,136	$—	$96,136

The accompanying notes to the combined financial statements are an integral part of these statements

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Cash Flows

	Year ended December 31,
	2003	2002	2001
	(In thousands)
Cash flows from operating activities
Income from operations before cumulative effects	$53,603	$17,851	$35,275
(Income) loss from discontinued operations including 2003 gain on sale of membership interest	(8,897)	36	(213)

Income from continuing operations before cumulative effects and discontinued operations	44,706	17,887	35,062
Depreciation, depletion and amortization	11,508	10,536	13,954
Amortization of loan fees and related costs	449	447	355
Accretion expense	604	—	—
Equity in income of non-affiliates	(228)	(129)	—
(Gain) loss on sale of assets	(63)	—	15
Loss (income) from commodity derivatives, unrealized	2,377	1,628	(7,059)

	59,353	30,369	42,327
Changes in operating assets and liabilities:
Accounts receivable	4,834	(8,399)	4,170
Prepaid expenses and other assets	(57)	(302)	(325)
Accounts payable and accrued liabilities	31	8,179	(3,474)
Change in other operating	549	(390)	(308)
Change in operating capital of discontinued operations	—	(69)	1,293

Net cash provided by operating activities	64,710	29,388	43,683

Cash flows from investing activities
Additions to oil and gas properties	(24,138)	(24,900)	(44,091)
Additions to furniture, fixtures and equipment	(114)	(6)	(92)
Proceeds from sales of oil and gas properties	1,765	3,792	2,334
Proceeds from the sales of furniture and equipment	—	—	43
Proceeds from sale of discontinued operations	18,467	—	—
Investment in non-affiliates	(193)	(1,543)	—
Distribution from non-affiliates	432	989	—

Net cash used by investing activities	(3,781)	(21,668)	(41,806)

Cash flows from financing activities
Contributions	5,000	1,200	30,125
Distributions	(52,361)	(19,548)	(33,904)
State income taxes paid in lieu of distributions	(81)	—	—
Partnership formation costs	—	(75)	(56)
Proceeds from long-term debt	12,650	27,450	45,100
Payments of principal on long-term debt	(25,680)	(15,360)	(40,140)
Loan fees and related costs	(193)	(155)	(517)

Net cash (used) provided by financing activities	(60,665)	(6,488)	608

Net increase in cash and cash equivalents	264	1,232	2,485
Cash and cash equivalents at beginning of period	5,093	3,861	1,376

Cash and cash equivalents at end of period	$5,357	$5,093	$3,861

Supplemental disclosure of cash flow information: Interest paid	$1,730	$2,132	$2,471

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Notes to Combined Financial Statements

Note 1—Organization

        Formed in 1993, Wynn-Crosby Energy, Inc. ("WCE") is an independent energy company engaged in the acquisition, development, exploration and production of natural gas and crude oil. WCE provides investment opportunities through the formation and management of oil and gas partnerships. WCE currently manages eight limited partnerships. The general partners of the limited partnerships are affiliated entities of WCE.

        The accompanying combined financial statements represent the combined financial position as of December 31, 2003 and 2002 and the combined results of operations for each of the years in the three-year period ended December 31, 2003 of Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd., Wynn-Crosby 2002, Ltd., certain non-revenue producing assets of WCE, and certain oil and gas properties of Wildcard Oil and Gas Company (collectively the "Company" or "Wynn-Crosby"). On March 14, 2003, the Company divested its interest in Le Norman Partners, LLC ("LNP"). The accompanying combined financial statements include the results of operations attributable to LNP through the date of sale and have been presented as discontinued operations.

        These combined financial statements were prepared in conjunction with a pending sales transaction that is anticipated to close during the fourth quarter of 2004. The proposed transaction involves the sale of all the partnership interests of the Wynn-Crosby limited partnerships, certain oil and gas properties of Wildcard Oil and Gas Company that are jointly owned with Wynn-Crosby 1996, Ltd. and certain equipment and contracts of WCE that are related to the operation of the properties of the partnerships (the "Sale").

        Immediately prior to closing the Sale, certain assets and liabilities of WCE will be excluded and transferred to a new entity ("Newco") and an affiliated company, neither of which will be part of the Sale. The excluded assets of WCE to be transferred to Newco and the affiliated company will include other oil and gas properties owned by WCE and the furniture, fixture and equipment located at WCE's corporate office. Newco will assume WCE's outstanding debt and certain contracts and liabilities associated with WCE's employees and WCE's corporate office.

        Also immediately prior to closing the Sale, the oil and gas properties of Wildcard Oil and Gas Company described above will be transferred to a new limited partnership, WCOG Properties, Ltd. ("WCOGLP"). WCOGLP will be sold along with the Wynn-Crosby entities as part of the Sale. The accompanying combined financial statements include the results of operations of WCE excluding those assets and liabilities being transferred to Newco and the affiliated company, WCOGLP and the Wynn-Crosby partnerships.

Note 2—Summary of Significant Accounting Policies

        The full cost method of accounting is followed for oil and gas properties under which all costs associated with property acquisition, exploration and development activities are capitalized. Such costs are amortized by the unit-of-production method using engineers' estimates of unrecovered oil and gas reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated. Sales of oil and gas properties are accounted for as adjustments to the capitalized cost center unless such sales significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to the cost center, in which case a gain or loss is recognized. Depreciation, depletion and amortization per equivalent Mcf of production, excluding write-down of oil and gas properties, was $0.63, $0.71 and $0.82 for the years ended December 31, 2003, 2002 and 2001, respectively.

        The capitalized costs of oil and gas properties, net of accumulated amortization, are limited to the estimated future net cash flows from proved oil and gas reserves discounted at 10 percent, plus the lower of cost or fair market value of unproved properties. If capitalized costs exceed this limit, the excess is charged to amortization expense. During 2001, one of the partnerships recorded a write-down of capitalized costs in the amount of $1,862,000 as a result of this limitation. Each of the Wynn-Crosby partnerships and Wildcard Oil and Gas Company have been treated as individual cost centers for depletion purposes and the limitations of capitalized costs in these combined financial statements.

        The costs of certain unevaluated leasehold acreage and wells in the process of being drilled are not being amortized. Amortization will commence as such costs are evaluated. Costs not being amortized are periodically assessed for possible impairments in value. If a reduction in value has occurred, costs being amortized are increased.

        Depreciation and amortization of other property and equipment is provided principally by the straight-line method over the estimated service lives of the related assets.

        Costs incurred to operate, repair and maintain wells and other equipment are generally expensed as incurred.

Cash and Cash Equivalents

        All highly liquid instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

Financial Instruments and Fair Value

        The carrying amount of cash, cash equivalents, accounts receivable and accounts payable approximates fair value because of the short maturity of these instruments.

        The carrying amount of long-term debt approximates fair value as the interest rate of the debt approximates rates currently offered by lending institutions for similar debt instruments.

Derivative Instruments and Hedging Activities

        From time to time, Wynn-Crosby has utilized and may continue to utilize derivative instruments with respect to a portion of its oil and gas production to achieve a more predictable cash flow as well as to reduce its exposure to price fluctuations. These transactions generally are price swaps or price collars and are entered into with commodities trading institutions. Derivative financial instruments are intended to reduce the Company's exposure to declines in the market price of natural gas and crude oil.

        In June 1998 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001.

        The Company elected in 2001 not to designate these instruments as hedges for accounting purposes; and accordingly, the change in unrealized gains and losses is included in unrealized other income and expense. Cash settlements of these instruments are included in realized other income and expense. In accordance with the transition provisions of SFAS No. 133, the Company recorded an adjustment of $8,031,000 to net income as a cumulative effect of adopting SFAS No. 133 to recognize at fair value these derivative instruments as of January 1, 2001 which were not previously designated as hedges. Of this amount, $972,000 is reflected in net income from discontinued operations.

        As of December 31, 2002, the Company had hedged approximately 3,830,000 MMBtu of its expected 2003 natural gas production and 123,000 barrels of LNP's expected 2003 oil production in the form of price swaps and no cost collars. Based on NYMEX prices, the hedges in effect as of December 31, 2002 had a net unrealized loss of approximately $2,136,000 of which $508,000 is reflected in current liabilities of discontinued operations.

        As of December 31, 2003, the Company had hedged 2,460,000 MMBtu of its expected 2004 natural gas production at an average price of $4.183 per MMBtu and 890,000 MMBtu of its expected 2005 natural gas production at an average price of $4.086 per MMBtu from its current portfolio of properties in the form of price swaps. Based on NYMEX prices at December 31, 2003, the hedge positions had a net unrealized loss of $4,005,000. None of the Company's crude oil production was hedged as of December 31, 2003.

        Effective July 1, 2001, the Company entered into a two-year interest rate swap to reduce its exposure to market risks from changing interest rates. With a notional amount of $15 million the Company receives interest at a variable LIBOR rate and pays interest at a fixed LIBOR rate of 5.01 percent. The variable LIBOR rate is redetermined each quarter with the settlement occurring in arrears on March 31, June 30, September 30 and December 31. The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable rate cash flow exposure on the debt obligations to fixed cash flows. Under the terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt.

        Changes in the fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in comprehensive income. These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged debt obligation in the same period in which the related interest affects earnings.

        As of December 31, 2003, the Company had no interest rate swaps in place due to the expiration of existing contracts at the end of June 2003. The estimated fair value at December 31, 2002 of these derivative instruments was a net payable of $274,000, which was recorded on the balance sheet as a current liability and was reclassified into earnings during 2003.

Revenue Recognition

        The sales method of accounting for oil and gas revenues is used. Under this method, revenues are recognized based on actual volumes of gas sold to purchasers. The volumes of gas sold may differ from the volumes to which the Company is entitled based on its interests in the properties. Differences between volumes sold and volumes based on entitlements create gas imbalances. Material imbalances are reflected as adjustments to reported gas reserves and future cash flows. As of December 31, 2003 the Company was over produced 788,000 Mcf.

Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 3—Accounts Receivable

        The components of accounts receivable at December 31, 2003 and 2002 are as follows:

	2003	2002
	(In thousands)
Oil and gas sales	$11,101	$10,009
Joint interest billings and other	3,072	9,104
Allowance for doubtful accounts	(49)	(155)

	$14,124	$18,958

Note 4—Other Assets

        The components of other assets at December 31, 2003 and 2002 are as follows:

	2003	2002
	(In thousands)
Loan fees and related costs	$2,246	$2,053
Accumulated amortization	(1,963)	(1,514)

	$283	$539

        Capitalized loan fees and related costs are amortized under the straight-line method over the life of the underlying indebtedness.

Note 5—Accounts Payable and Accrued Liabilities

        The components of accounts payable and accrued liabilities at December 31, 2003 and 2002 are as follows:

	2003	2002
	(In thousands)
Trade payables	$11,354	$10,314
Royalties payable	1,523	1,198
Accrued liabilities	2,959	4,293

	$15,836	$15,805

Note 6—Asset Retirement Obligation

        On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). The new standard requires the Company to record the present value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.

        On January 1, 2003, the Company recorded additional oil and gas property costs of approximately $6,245,000, a reduction of accumulated depletion of approximately $4,527,000, a long-term liability of approximately $8,614,000 and noncash income of approximately $2,157,000 for the cumulative effect on depreciation of the additional costs and accretion expense on the liability related to expected abandonment costs of the Company's oil and natural gas producing properties. At December 31, 2003, the asset retirement obligation was $8,771,000; and the increase in the balance from January 1, 2003 of $157,000 was due to $604,000 in accretion expense and $137,000 of additional liabilities for new wells drilled and acquired in 2003 offset by a $584,000 reduction due to the divestiture and abandonment of properties. The pro forma amounts of the asset retirement obligation as of December 31, 2002, 2001 and 2000, were approximately $8,615,000, $7,902,000 and $5,411,000, respectively.

        The pro forma amount of the asset retirement obligation was measured using information, assumptions and interest rates as of the adoption date of January 1, 2003. Pro forma net income assuming SFAS No. 143 was adopted on December 31, 2000 was approximately $18,004,000 and $28,880,000 for the years ended December 31, 2002 and 2001, respectively.

Note 7—Long-Term Debt

        Each of the Wynn-Crosby partnerships have separate credit agreements with Union Bank of California, NA. ("Union Bank") and under certain of the agreements Union Bank is Agent to a two-bank syndication. The respective credit agreements are secured by a first lien, including, but not limited to, a first mortgage, deed of trust, security agreement and assignment of production proceeds on substantially all the oil and gas properties of the respective entity.

        Amounts outstanding under the credit facilities bear interest, at the Company's option, at either the bank's prime rate or LIBOR. The actual interest rate is adjusted based on the funded debt to borrowing capacity with the prime rate option ranging from prime to prime plus 0.375% and the LIBOR option ranging from LIBOR plus 1.375% to LIBOR plus 2.25%. Each entity pays a 0.375% fee on the unused portion of the borrowing base in return for the bank's obligation to maintain the availability of funds. With the exception of Wynn-Crosby 1997, Ltd., Wynn-Crosby 1999, Ltd. and Wynn-Crosby 2000, Ltd., which are subject to semi-annual borrowing base redeterminations, the credit facilities are subject to annual borrowing base redeterminations. The Company's 70% pro rata share of the outstanding debt of Le Norman Partners, LLC at December 31, 2002 was $15,680,000 and is included in noncurrent liabilities of discontinued operations.

        The outstanding debt of the Wynn-Crosby partnerships at December 31, 2003 and 2002 is as follows:

	2003	2002
	(In thousands)
Wynn-Crosby 1994, Ltd.	$10	$10
Wynn-Crosby 1995, Ltd.	10	6,400
Wynn-Crosby 1996, Ltd.	600	1,000
Wynn-Crosby 1997, Ltd.	4,000	6,400
Wynn-Crosby 1998, Ltd.	5,000	6,850
Wynn-Crosby 1999, Ltd.	6,500	8,800
Wynn-Crosby 2000, Ltd.	17,000	16,700
Wynn-Crosby 2002, Ltd.	10	—
Le Norman Partners, LLC	—	15,680

Total debt	33,130	61,840
Less debt of discontinued operations		15,680

Long-term debt	$33,130	$46,160

        The credit facilities contain various covenants including restrictions on the incurrence of new debt. Other than Wynn-Crosby 1999, Ltd. ("WC99") the partnerships were in compliance with the covenants of their respective credit agreements at December 31, 2003 and 2002. WC99 was not in compliance with its working covenant calculation at December 31, 2003. Subsequent to December 31, 2003, the lender modified the partnerships' debt agreements to include the unused commitment amount in the current ratio calculation effective March 31, 2001. Accordingly, WC99 is in compliance at December 31, 2003 with the revised covenant and the debt has been classified as long-term.

        Scheduled maturities of outstanding indebtedness of the partnerships as of December 31, 2003 are as follows:

2003
(In thousands)
2004	$—
2005	10
2006	11,500
2007	21,620

$33,130

Note 8—Interest Expense and Related Costs

        The components of interest expense and related costs for the years ended December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001
	(In thousands)
Interest on funded debt	$1,452	$1,656	$2,301
Interest rate swap	276	471	144
Commitment fees and other	163	97	111
Amortization of loan fees	447	370	298

	$2,338	$2,594	$2,854

Note 9—Related-Party Transactions

        As the corporate general partner of the partnerships, WCE is paid a monthly management fee. In 2003, 2002 and 2001 the partnerships paid management fees to WCE in the amounts of $2,739,000, $2,640,000 and $2,555,000, respectively. For presentation purposes, the management fee income earned by WCE and the management fee expense charged to the partnerships has been eliminated in the accompanying combined financial statements.

        The accompanying combined financial statements include an allocated portion of the actual general and administrative expenses incurred by WCE in each of the years in the three-year period ended December 31, 2003. General and administrative expense was allocated to the entities managed by WCE based on relative production volumes.

Note 10—Franchise and Income Taxes

        Each partnership's income or loss for federal income tax purposes is included in the tax return of the respective partner. As a Subchapter S Corporation, the income or loss of WCE is included in the federal tax return of its shareholders. Accordingly, no recognition has been given to federal income taxes in the accompanying combined financial statements.

        WCE and its partnerships conduct business in a number of states. Certain of these states assess an income tax on earnings attributable to their jurisdictional assets. Due to recent changes in the tax codes of these states, the partnerships elected in 2003 to file composite returns in all the state jurisdictions on behalf of the partners. For the year ended December 31, 2003, the Wynn-Crosby partnerships remitted $81,000 in state income taxes on behalf of the partners. The payment of state income taxes on behalf of partners is shown as a distribution on the statement of owners' investment in the period of payment.

Note 11—Commitments and Contingencies

        Litigation—From time to time, the Company is party to certain legal actions and claims arising in the ordinary course of business. While the outcome of these events cannot be predicted with certainty, the Company does not expect these matters to have a material adverse effect on the financial position or results of operations of the Company.

        There are pending in the United States Bankruptcy Court for the Southern District of New York Adversary Proceedings Numbers 03-93424, 03-93425, 03-93426, 0393427 and 03-93428, in Bankruptcy Case No. 01-16034 (AJG), in Enron Corp., et al., in which Enron North America Corp. and Enron Corp. sue to recover from the Company alleged avoidable transfers in the aggregate sum of $3,781,986. The Company believes that this case is without merit and intends to vigorously fight this claim.

        Environmental—The Company is subject to extensive federal, state and local environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

Note 12—Concentrations of Credit Risk

        During 2003, 2002, and 2001 Tristar Producer Services of Texas, L.P. accounted for approximately 32%, 19% and 33%, respectively, of the Company's oil and gas sales. No other purchaser accounted for 10% or more of the oil and gas sales for 2003, 2002 or 2001.

Note 13—Discontinued Operations

        In May 2000, Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. (the "Wynn-Crosby Partnerships") and Le Norman Energy Corporation (an unaffiliated company) formed Le Norman Partners, LLC ("LNP") to engage in the acquisition, development and production of oil and gas properties. Under the terms of the joint venture the Wynn-Crosby Partnerships contributed $11,600,000 representing 100% of LNP's contributed equity and the Wynn-Crosby Partnerships were entitled to preference distributions until such time they fully recovered their contributed equity. From inception through the divestiture of LNP on March 14, 2003, the Wynn-Crosby Partnerships received $5,053,000 in preference distributions.

        On March 14, 2003, the Wynn-Crosby Partnerships sold their membership interest in LNP for $18,500,000 resulting in an $8,468,000 gain. The purchaser assumed all future obligations of LNP and fully repaid LNP's debt balance of $21,400,000 contemporaneous with the acquisition of the Wynn-Crosby Partnerships' interests.

        The results of operations attributable to LNP through the date of sale, including the gain from sale, have been presented as discontinued operations in the accompanying combined financial statements. Certain adjustments were made to the accompanying combined financial statements. These adjustments include the elimination of inter-company balances and transactions including the elimination of contributions made by the Wynn-Crosby Partnerships to LNP and the preference distributions received by the Wynn-Crosby Partnerships from LNP. Prior to the sales transaction, the Wynn-Crosby Partnerships accounted for their interest in LNP by consolidating their 70% interest in the assets, liabilities, revenues and expenses of LNP. The components of the assets and liabilities of discontinued operations as of December 31, 2002 of the Company's 70% interest in LNP are as follows:

2002
(In thousands)
Current assets
Cash	$102
Accounts receivable	1,210
Prepaid expenses and other assets	255

Total current assets	1,567

Oil and gas properties, full cost accounting
Proved properties	27,194
Accumulated depreciation and depletion	(4,661)

Net oil and gas properties	22,533

Other assets, net	113

$24,213

Current liabilities
Accounts payable	$1,385
Commodity derivatives	508
Interest rate derivatives	192

Total current liabilities	2,085

Long-term debt	15,680
Members' capital	6,448
Contingencies	—

$24,213

        The following results include only the Company's 70% pro rata interest in LNP's results of operation for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
	(In thousands)
Operating revenues	$2,786	$10,368	$12,175
Operating costs and expenses	(1,527)	(7,569)	(9,873)
Other expense	(830)	(2,835)	(1,117)
Gain on sale of membership interest	8,468	—
Cumulative effect of adoption of SFAS No. 133	—	—	(972)

Income (loss) from discontinued operations	$8,897	$(36)	$213

Note 14—Subsequent Event

        On October 13, 2004, Wynn-Crosby entered into definitive agreements to sell the Company to Petrohawk Energy Corporation ("Petrohawk") for a total cash purchase price of $425 million. The sale transaction is described in Note 1. Petrohawk's Board of Directors has approved the transaction, which is expected to close by November 30, 2004. All necessary approvals from the sellers have been obtained. The transaction is subject to customary closing adjustments and conditions.

        On October 21, 2004, Wynn-Crosby entered into financial derivatives for 27,000 barrels per month of its 2005 and 2006 crude oil production and 400,000 MMBtus per month of its 2005 and 2006 natural gas production. Structured as no-cost collars, the following table sets forth the prices for the respective commodity and period hedged:

	Floor	Ceiling
2005 oil collars	$43.00	$57.00
2006 oil collars	$40.00	$49.30
2005 gas collars	$6.35	$10.05
2006 gas collars	$5.50	$9.54

Note 15—Supplemental Financial Information for Oil and Gas Producing Activities

Results of Operations from Oil and Gas Producing Activities

        The following table sets forth certain information with respect to the Company's results of operations from oil and gas production activities for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
	(In thousands)
Oil and gas sales	$92,430	$51,474	$60,518
Production expenses	(22,764)	(16,730)	(18,079)
Depreciation, depletion and amortization	(11,481)	(10,513)	(12,078)
Write-down of oil & gas properties	—	—	(1,862)
Accretion expense	(604)	—	—
Other	(306)	(296)	(219)

Results of operations	$57,275	$23,935	$28,280

Costs Incurred Relating to Oil and Gas Producing Activities

        The following table sets forth certain information with respect to costs incurred, whether expensed or capitalized, in oil and gas activities for the years ended December 31, 2003, 2002 and 2001:

	2003	2002	2001
	(In thousands)
Property acquisition costs:
Proved	$7,643	$17,368	$29,072
Unproved	186	153	1,366
Development costs	16,309	7,350	13,268
Exploration costs	—	29	385

	24,138	24,900	44,091
Asset retirement costs	38	—	—

	$24,176	$24,900	$44,091

Estimated Quantities of Proved Oil and Gas Reserves

        Proved reserves are estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.

        Oil and gas estimates are inherently imprecise, and estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available.

        The following table sets forth proved oil and gas reserves applicable to the combined net interest in oil and gas properties, all of which are located within the continental United States, together with the changes therein:

	Oil (MBbls)	Gas (MMcf)
	(unaudited)
Proved reserves
Balance at December 31, 2000	15,408	115,771
Purchases of reserves in place	2,873	18,280
Sales of reserves in place	(92)	(161)
Extensions and discoveries	17	7,386
Revisions of previous estimates	(1,574)	(15,741)
Production	(1,190)	(10,669)

Balance at December 31, 2001	15,442	114,866
Purchases of reserves in place	642	10,838
Extensions and discoveries	45	5,786
Revisions of previous estimates	5,720	39,244
Production	(1,181)	(10,592)

Balance at December 31, 2002	20,668	160,142
Purchases of reserves in place	502	6,090
Sales of reserves in place	(10,801)	(3,366)
Extensions and discoveries	331	14,470
Revisions of previous estimates	(348)	11,392
Production	(801)	(13,981)

Balance at December 31, 2003	9,551	174,747

Proved developed reserves at:
Balance at December 31, 2001	11,755	87,204
Balance at December 31, 2002	16,374	113,990
Balance at December 31, 2003	8,892	133,881

        The estimated quantities of proved and proved developed oil and gas reserves and the changes thereof for each of the years ended December 31, 2002, 2001 and 2000 include the 70% interest in LNP.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves (unaudited)

        The Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves ("Standardized Measure") is a disclosure requirement under Statement of Financial Accounting Standards No. 69.

        The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair value of the oil and gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

        Under the Standardized Measure, future cash inflows arc estimated by applying year-end prices, adjusted for fixed and determinable escalations, to the estimated future production of year-end proved reserves. Future cash inflows are reduced by estimated future production and development costs based on year-end costs to determine future net cash flows. Future net cash flows are discounted using a 10% annual discount rate to arrive at the Standardized Measure.

        The Standardized Measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001
	(In thousands)
Future cash inflows	$1,258,549	$1,302,802	$598,830
Future costs and expenses:
Production and abandonment expenses	(341,198)	(421,397)	(226,476)
Development expenses	(30,959)	(49,903)	(33,781)

Future net cash flows	886,392	831,502	338,573
10% annual discount for estimated tinting of cash flows	(439,699)	(413,624)	(158,006)

Standardized Measure of discounted future net cash flow before taxes	$446,693	$417,878	$180,567

        The Standardized Measure as of December 31, 2002 and 2001 include the 70% interest in LNP.

        The estimated cash flows from future production of proved reserves were prepared on the basis of prices being received at year-end, adjusted for fixed and determinable escalations. The average oil price per barrel was approximately $32.55, $31.23 and $19.78 at December 31, 2003, 2002 and 2001, respectively. The average gas price per MMBtu was approximately $5.83, $4.59 and $2.72 at December 31, 2003, 2002 and 2001, respectively.

        The Company from time to time enters into transactions to hedge the impact of oil and gas price fluctuations. The estimated impact of such transactions has not been included in the Standardized Measure of discounted future net cash flows.

        Changes in the Standardized Measure before income taxes relating to proved oil and gas reserves for the years ended December 31, 2003, 2002 and 2001 are as follows:

	2003	2002	2001
Balance at beginning of year	$417,878	$180,567	$583,009
Increase (decrease)
Sales of oil and gas produced, net of production expenses	(71,251)	(39,264)	(46,953)
Net changes in prices and production expenses	75,114	132,531	(414,961)
Extensions, discoveries and improved recoveries, net of future production expenses and development costs	44,627	10,066	15,014
Purchase of minerals in place	15,938	16,747	33,135
Sales of minerals in place	(79,371)	—	(2,065)
Changes in estimated future development costs	(7,271)	(11,001)	(8,224)
Revisions of previous quantity estimates	16,910	124,561	(23,004)
Accretion of discount	41,788	18,057	58,301
Net change in future income taxes	—		—
Changes in production rate (timing) and other	(7,669)	(14,386)	(13,685)

	28,815	237,311	(402,442)

Balance at end of year	$446,693	$417,878	$180,567

        Changes in the Standardized Measure include the 70% interest in LNP for the years ended December 31, 2003, 2002 and 2001.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Financial Statements

September 30, 2004

Combined Balance Sheets	F-22
Combined Statements of Income	F-23
Combined Statement of Owners' Investment	F-24
Combined Statements of Cash Flows	F-25
Notes to Financial Statements	F-26

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Balance Sheets

	September 30, 2004	December 31, 2003
	(unaudited)
	(In thousands)
Assets
Current Assets:
Cash and cash equivalents	$8,709	$5,357
Accounts receivable	22,230	14,124
Prepaid expenses and other assets	1,443	1,027
Natural gas put options (Note 2)	1,203	—

Total current assets	33,585	20,508

Property, plant and equipment, at cost:
Oil and gas properties, full cost accounting:
Proved properties	240,976	222,727
Unproved properties and properties under development, not being amortized	1,839	1,695
Furniture, fixtures and equipment	231	271

	240,976	224,693
Accumulated depreciation and depletion	(98,545)	(88,278)

Net property, plant and equipment	144,501	136,415

Investment in non-affiliates	518	672
Other assets, net	356	283

	$178,960	$157,878

Liabilities and owner's investment
Current liabilities:
Accounts payable and accrued liabilities	$23,142	$15,836
Commodity derivatives (Note 2)	5,997	3,084
Current portion of long term debt	810	—

Total current liabilities	29,949	18,920

Commodity derivatives	—	921
Asset retirement obligation (Note 3)	9,261	8,771
Long-term debt (Note 4)	39,820	33,130
Owners' investment	99,930	96,136
Commitments and contingencies (Note 5)	—	—

	$178,960	$157,878

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Income

	Nine Months Ended September 30,
	2004	2003
	(unaudited) (In thousands)
Operating revenues
Oil sales	$20,521	$15,895
Gas sales	55,538	54,504
Other	96	11

Total operating revenues	76,155	70,410

Operating costs and expenses
Production expenses	20,054	17,119
Depreciation, depletion and amortization	10,333	9,934
Accretion expense	392	456
General and administrative expenses	3,384	2,719
Other	380	408

Total operating costs and expenses	34,543	30,636

Other income (expense)
Commodity derivatives, realized	(5,483)	(4,568)
Commodity derivatives, unrealized	(2,080)	1,289
Equity in income of non-affiliates	205	—
Investment income	19	39
Interest expense and related costs	(1,285)	(1,838)

Total other expense	(8,624)	(5,078)

Income from continuing operations before cumulative effect of adoption of SFAS No. 143 and discontinued operations	32,988	34,696
Income from discontinued operations including gain on sale of membership interest	—	8,897

Income from operations before cumulative effect of adoption of SFAS No. 143	32,988	34,696
Cumulative effect of adoption of SFAS No. 143	—	2,157

Net income	$32,988	$45,750

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statement of Owners' Investment

Total Owners' Investment
(In thousands)
December 31, 2003 (audited)	$96,136
Contributions	34
Distributions	(29,833)
State income taxes paid in lieu of distributions	(498)
Other	1,103
Net income	32,988

September 30, 2004 (unaudited)	$99,930

The accompanying notes to the combined financial statements are an integral part of these statements.

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Combined Statements of Cash Flows

	Nine Months Ended September 30,
	2004	2003
	(unaudited)
	(In thousands)
Cash flows from operating activities
Income from operations before cumulative effect of adoption of SFAS No. 143	$32,988	$43,593
Income from discontinued operations including gain on sale of membership interest	—	(8,897)

Income from continuing operations before cumulative of adoption of SFAS No. 143 and discontinued operations	32,988	34,696
Depreciation, depletion and amortization	10,333	9,934
Amortization of loan fees and related costs	186	325
Accretion expense	392	456
Equity in income of non-affiliates	(205)	—
Loss (gain) from commodity derivatives, unrealized	2,080	(1,289)

	45,774	44,122
Changes in operating assets and liabilities:
Accounts receivable	(8,106)	3,678
Prepaid expenses and other assets	(416)	(199)
Natural gas put options	(1,291)	—
Accounts payable and accrued liabilities	7,306	3,094
Change in other operating	1,103	218

Net cash provided by operating activities	44,370	50,913

Cash flows from investing activities
Additions to oil and gas properties	(21,615)	(19,231)
Additions to furniture, fixtures and equipment	(25)	(25)
Proceeds from sales of oil and gas properties	3,320	779
Proceeds from sales of discontinued operations	—	18,468
Investments in non-affiliates	—	(238)
Distribution from non-affiliates	359	387

Net cash (used in) provided by investing activities	(17,961)	140

Cash flows from financing activities
Contributions	34	—
Distributions	(29,833)	(41,940)
State income taxes paid in lieu of distributions	(498)	—
Proceeds from long-term debt	14,050	7,750
Payments of principal on long-term debt	(6,550)	(11,050)
Loan fees and related costs	(260)	(194)

Net cash used in financing activities	(23,057)	(45,434)

Net increase in cash and cash equivalents	3,352	5,619
Cash and cash equivalents at beginning of period	5,357	5,093

Cash and cash equivalents at end of period	$8,709	$10,712

Supplemental disclosure of cash flow information:
Interest paid	$991	$2,193

The accompanying notes to the combined financial statements are an integral part of these statements

Wynn-Crosby Energy, Inc. and Affiliated Partnerships

Notes to Combined Financial Statements, Unaudited

Note 1—Basis of Presentation

        The accompanying unaudited combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. In the opinion of management, the accompanying unaudited combined financial statements contain all adjustments necessary to present fairly the combined financial position as of September 30, 2004 and the related combined results of operations, owners' investment and cash flows for each of the nine-month periods ended September 30, 2004 and 2003 of Wynn-Crosby 1994, Ltd., Wynn-Crosby 1995, Ltd., Wynn-Crosby 1996, Ltd., Wynn-Crosby 1997, Ltd., Wynn-Crosby 1998, Ltd., Wynn-Crosby 1999, Ltd., Wynn-Crosby 2000, Ltd., Wynn-Crosby 2002, Ltd., certain non-revenue producing assets of Wynn-Crosby Energy, Inc. ("WCE") and certain oil and gas properties of Wildcard Oil and Gas Company (collectively the "Company" or "Wynn-Crosby"). On March 14, 2003, the Company divested its interest in Le Norman Partners, LLC ("LNP"). The accompanying combined financial statements include the results of operations attributable to LNP through the date of sale and have been presented as discontinued operations.

        These combined financial statements were prepared in conjunction with a pending sales transaction that is anticipated to close during the fourth quarter of 2004. The proposed transaction involves the sale of all the partnership interests of the Wynn-Crosby limited partnerships, certain oil and gas properties of Wildcard Oil and Gas Company that are jointly owned with Wynn-Crosby 1996, Ltd. and certain equipment and contracts of WCE that are related to the operation of the properties of the partnerships (the "Sale").

        Immediately prior to closing the Sale, certain assets and liabilities of WCE will be excluded and transferred to a new entity ("Newco") and an affiliated company, neither of which will be part of the Sale. The excluded assets of WCE to be transferred to Newco and the affiliated company will include other oil and gas properties owned by WCE and the furniture, fixture and equipment located at WCE's corporate office. Newco will assume certain contracts and liabilities associated with WCE's employees and WCE's corporate office.

        Also immediately prior to closing the Sale, the oil and gas properties of Wildcard Oil and Gas Company described above will be transferred to a new limited partnership, WCOG Properties, Ltd. ("WCOGLP"). WCOGLP will be sold along with the Wynn-Crosby entities as part of the Sale. The accompanying combined financial statements include the results of operations of WCE excluding those assets and liabilities being transferred to Newco and the affiliated company, WCOGLP and the Wynn-Crosby partnerships.

        The results of operations for interim periods are not necessarily indicative of results to be expected for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in connection with the financial statements and notes thereto included in the Company's Financial Statements for the year ended December 31, 2003.

Note 2—Summary of Significant Accounting Policies

Derivative Instruments and Hedging Activities

        From time to time, Wynn-Crosby has utilized and may continue to utilize derivate instruments with respect to a portion of its oil and gas production to achieve a more predictable cash flow as well as to reduce its exposure to price fluctuations. These transactions generally are price swaps or price collars and are entered into with commodities trading institutions. Derivative financial instruments are intended to reduce the Company's exposure to declines in the market price of natural gas and crude oil.

        In June 1998 the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Certain Hedging Activities." In June 2000 the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activity, an Amendment of SFAS No. 133." SFAS No. 133 and SFAS No. 138 require that all derivative instruments be recorded on the balance sheet at their respective fair values. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000; the Company adopted SFAS No. 133 and SFAS No. 138 on January 1, 2001.

        The Company elected in 2001 not to designate these instruments as hedges for accounting purposes; and accordingly, the change in unrealized gains and losses is included in unrealized other income and expense. Cash settlements of these instruments are included in realized other income and expense. The Company recognized realized derivative losses of $5,483,000 and unrealized losses of $2,080,000 for the nine months ended September 30, 2004 and realized derivative losses of $4,568,000 and unrealized losses of $1,289,000 for the nine months ended September 30, 2003.

        As of September 30, 2004, the Company had hedged 520,000 MMBtu of its expected 2004 natural gas production at an average price of $4.11 per MMBtu; 890,000 MMBtu of its expected 2005 natural gas production at an average price of $4.09 per MMBtu; 75,000 barrels of its expected 2004 oil production at an average price of $30.57 per barrel; and 15,000 barrels of its expected 2005 oil production at an average price of $32.31 per barrel from its current portfolio of properties in the form of price swaps. Based on NYMEX prices at September 30, 2004, the hedge positions had a net unrealized loss of $5,997,000.

        In addition in 2004, the Company purchased natural gas put options for April 2004 to June 2005 for $2,009,000. As of September 30, 2004, $716,000 had been recognized as a realized derivative loss for expired contracts. The fair value for remaining contracts at September 30, 2004 was an asset of $1,203,000.

        Effective July 1, 2001, the Company entered into a two-year interest rate swap to reduce its exposure to market risks from changing interest rates. With a notional amount of $15 million (excluding LNP), the Company receives interest at a variable LIBOR rate and pays interest at a fixed LIBOR rate of 5.01%. The variable LIBOR rate is redetermined each quarter with the settlement occurring in arrears on March 31, June 30, September 30 and December 31. The Company assesses interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

        The Company uses variable-rate debt to finance its operations. The debt obligations expose the Company to variability in interest payments due to changes in interest rates. Management believes it is prudent to limit the variability of a portion of its interest payments. To meet this objective, management enters into interest rate swap agreements to manage fluctuations in cash flows resulting from interest rate risk. These swaps change the variable-rate cash flow exposure on the debt obligations to fixed-cash flows. Under the terms of the interest rate swaps, the Company receives variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt.

        Changes in the fair value of interest rate swaps designated as hedging instruments that effectively offset the variability of cash flows associated with variable-rate, long-term debt obligations are reported in comprehensive income.

        These amounts subsequently are reclassified into interest expense as a yield adjustment of the hedged debt obligation in the same period in which the related interest affects earnings.

        As of September 30, 2004 and 2003, the Company had no interest rate swaps in place due to the expiration of existing contracts at the end of June 2003.

Impact of Recently Issued Accounting Standards Not Yet Adopted

        In September 2004, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 106 ("SAB No. 106") regarding the application of Statement of Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, by oil and gas producing companies following the full-cost accounting method. SAB No. 106 is effective for the first fiscal quarter beginning after September 2004 and should be applied prospectively. Application of SAB No. 106 will not have a material impact on Wynn-Crosby's combined financial statements.

Note 3—Asset Retirement Obligation

        On January 1, 2003, the Company adopted Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). The new standard requires the Company to record the present value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the asset. The Company also records a corresponding asset which is depreciated over the life of the asset. Subsequent to the initial measurement of the asset retirement obligation, the obligation will be adjusted at the end of each period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation.

        On January 1, 2003, the Company recorded additional oil and gas property costs of approximately $6,245,000, a reduction of accumulated depletion of approximately $4,527,000, a long-term liability of approximately $8,614,000 and noncash income of approximately $2,157,000 for the cumulative effect on depreciation of the additional costs and accretion expense on the liability related to expected abandonment costs of the Company's oil and natural gas producing properties. At December 31, 2003, the asset retirement obligation was $8,771,000; and the increase in the balance from January 1, 2003 of $157,000 was due to $604,000 in accretion expense and $137,000 in additional liabilities for new wells drilled and acquired in 2003, offset by a $584,000 reduction due to the divestiture and abandonment of properties.

        The Company recorded the following activity related to the liability for the nine months ended September 30, 2004:

(in thousands)
Beginning balance—asset retirement obligation	$8,771
Incurred obligations	299
Disposed obligations	(201)
Accretion expense	392

Ending balance—asset retirement obligation	$9,261

Note 4—Long-Term Debt

        Each of the Wynn-Crosby partnerships have separate credit agreements with Union Bank of California, NA. ("Union Bank") and under certain of the agreements Union Bank is Agent to a two-bank syndication. The respective credit agreements are secured by a first lien, including, but not limited to, a first mortgage, deed of trust, security agreement and assignment of production proceeds on substantially all the oil and gas properties of the respective entity.

        Amounts outstanding under the credit facilities bear interest, at the Company's option, at either the bank's prime rate or LIBOR. The actual interest rate is adjusted based on the funded debt to borrowing capacity with the prime rate option ranging from prime to prime plus 0.375% and the LIBOR option ranging from LIBOR plus 1.375% to LIBOR plus 2.25%. Each entity pays a 0.375% fee on the unused portion of the borrowing base in return for the bank's obligation to maintain the availability of funds. With the exception of Wynn-Crosby 1997, Ltd., Wynn-Crosby 1999, Ltd. and Wynn-Crosby 2000, Ltd., which are subject to semi-annual borrowing base redeterminations, the credit facilities are subject to annual borrowing base redeterminations.

        Scheduled maturities of outstanding indebtedness of the partnerships as of September 30, 2004 are $810,000 in 2005, $13,500,000 in 2006 and $26,320,000 in 2007. The credit facilities contain various covenants including restrictions on the incurrence of new debt. The partnerships were in compliance with the covenants of their respective credit agreements at September 30, 2004.

        The outstanding debt of the Wynn-Crosby partnerships at September 30, 2004 and December 31, 2003 is as follows:

	September 30, 2004	December 31, 2003
	(in thousands)
Wynn-Crosby 1994, Ltd.	$10	$10
Wynn-Crosby 1995, Ltd.	760	10
Wynn-Crosby 1996, Ltd.	3,250	600
Wynn-Crosby 1997, Ltd.	5,000	4,000
Wynn-Crosby 1998, Ltd.	4,750	5,000
Wynn-Crosby 1999, Ltd.	8,750	6,500
Wynn-Crosby 2000, Ltd.	17,300	17,000
Wynn-Crosby 2002, Ltd.	810	10

Total debt	40,630	33,130
Less current maturities	(810)	—

Long-term debt	$39,820	$33,130

Note 5—Commitments and Contingencies

        There are pending in the United States Bankruptcy Court for the Southern District of New York Adversary Proceedings Numbers 03-93424, 03-93425, 03-93426, 03-93427 and 03-93428, in Bankruptcy Case No. 01-16034 (AJG), in Enron Corp., et al., in which Enron North America Corp. and Enron Corp. sue to recover from the Company alleged avoidable transfers in the aggregate sum of $3,781,986. The Company believes that this case is without merit and intends to vigorously fight this claim.

Note 6—Discontinued Operations

        In May 2000, Wynn-Crosby 1998, Ltd. and Wynn-Crosby 1999, Ltd. (the "Wynn-Crosby Partnerships") and Le Norman Energy Corporation (an unaffiliated company) formed Le Norman Partners, LLC ("LNP") to engage in the acquisition, development and production of oil and gas properties. Under the terms of the joint venture the Wynn-Crosby Partnerships contributed $11,600,000 representing 100% of LNP's contributed equity and the Wynn-Crosby Partnerships were entitled to preference distributions until such time they fully recovered their contributed equity. From inception through the divestiture of LNP on March 14, 2003, the Wynn-Crosby Partnerships received $5,053,000 in preference distributions.

        On March 14, 2003, the Wynn-Crosby Partnerships sold their membership interest in LNP for $18,500,000 resulting in an $8,468,000 gain. The purchaser assumed all future obligations of LNP and fully repaid LNP's debt balance of $21,400,000 contemporaneous with the acquisition of the Wynn-Crosby Partnerships' interests.

        The results of operations attributable to LNP through the date of sale, including the gain from sale, have been presented as discontinued operations in the accompanying combined financial statements. Certain adjustments were made to the accompanying combined financial statements. These adjustments include the elimination of inter-company balances and transactions including the elimination of contributions made by the Wynn-Crosby Partnerships to LNP and the preference distributions received by the Wynn Crosby Partnerships from LNP. The following results include only the Company's 70% pro rata interest in LNP's results of operation for the nine months ended September 30, 2003:

(In thousands)
Operating revenues	$2,786
Operating costs and expenses	(1,527)
Other expense	(830)
Gain on sale of membership interest	8,468

Net income from discontinued operations	$8,897

Note 7—Subsequent Events

        On October 13, 2004, Wynn-Crosby entered into definitive agreements to sell the Company to Petrohawk Energy Corporation ("Petrohawk") for a total cash purchase price of $425 million. The sale transaction is described in Note 1. Petrohawk's Board of Directors has approved the transaction, which closed on November 23, 2004. All necessary approvals from the sellers have been obtained. The transaction is subject to customary closing adjustments and conditions.

        On October 21, 2004, Wynn-Crosby entered into financial derivatives for 27,000 barrels per month of its 2005 and 2006 crude oil production and 400,000 MMBtus per month of its 2005 and 2006 natural gas production. Structured as no-cost collars, the following table sets forth the prices for the respective commodity and period hedged:

	Floor	Ceiling
2005 oil collars	$43.00	$57.00
2006 oil collars	$40.00	$49.30
2005 gas collars	$6.35	$10.05
2006 gas collars	$5.50	$9.54

        On November 18, 2004, Wynn-Crosby entered into additional financial derivatives in the form of no-cost collars and swaps. The following table sets forth the monthly volumes and prices for the respective commodity and period hedged:

	Volume	Floor	Ceiling
2005 oil collars	5,000 barrels	$38.00	$51.40
2007 oil collars	14,000 barrels	$35.00	$43.20
2008 oil swaps	12,000 barrels	$38.10	$38.10
2005 gas collars*	170,000 MMBtu	$6.00	$7.68
2007 gas collars	240,000 MMBtu	$5.30	$7.12
2008 gas collars	210,000 MMBtu	$5.00	$6.45

*
2005 gas collars are for July through December

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Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Financial Statements December 31, 2003

Report of Independent Registered Public Accounting Firm
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Balance Sheets
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Income
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Owners' Investment
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Cash Flows
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Notes to Combined Financial Statements
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Financial Statements September 30, 2004

Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Balance Sheets
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Income
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statement of Owners' Investment
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Combined Statements of Cash Flows
Wynn-Crosby Energy, Inc. and Affiliated Partnerships Notes to Combined Financial Statements, Unaudited